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                                                                    EXHIBIT 99.2

                      FORM OF INFORMATION AGENT AGREEMENT
               BETWEEN WESTCORP AND MELLON INVESTOR SERVICES LLC

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
[MELLON LOGO TO COME]            Mellon
                                 Mellon Investor Services
                                 A Mellon Financial Company(SM)
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January 22, 2002

Westcorp
23 Pasteur Road
Irvine, CA 92618

To Whom It May Concern:

     This letter of agreement sets forth the terms and conditions by which Mellon Investor Services LLC, ("we", "our", "us") shall provide to Westcorp, ("you", "your") our information agent services (the "services").

SERVICES

          (i) Assist in the coordination of all printing activities and advertisement placement if required.

          (ii) Establishing contacts with brokers, dealers, banks and other nominees on your behalf.

          (iii) Determining the material requirements.

          (iv) Assistance with document review.

          (v) Facilitate the distribution of materials to the registered and beneficial owners and to other interested parties.

          (vi) Providing a dedicated toll-free line for all shareholder queries.

          (vii) Status reporting to management.

          (viii) Payment of all broker forwarding invoices, subject to collection from you of monies for this purpose.

FEE FOR SERVICES

     The management fee for acting as information agent is $7,500, plus all reasonable out-of-pocket expense incurred by us, including, without limitation, documentation preparation, telephone, bank/broker listings, and postage costs. Such fees shall be payable upon the execution of this agreement. Invoices for out-of-pocket expenses shall be rendered monthly as incurred and shall be payable upon receipt. Our services shall commence upon receipt of a signed copy of this contract and expire thirty days from the expiration of the offer.
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RESPONSIBILITY

     You shall indemnify and hold us, our directors, officers, employees, agents harmless from and against any and all claims, liabilities, losses, damages and/or expenses, including reasonable attorneys' fees, which any of them shall or may incur or sustain in connection with the performance of the services or this agreement, except to the extent caused directly by our gross negligence or willful misconduct. This indemnification obligation shall survive the termination of this Agreement.

     Any liability to you we may incur in connection with our provision of services hereunder (including any additional services mutually agreed to by you and us) shall be limited to and not exceed the fees actually paid to us for the provision of the services described above. Anything in this agreement to the contrary notwithstanding, in no event shall we be liable for special, indirect or consequential loss or damage of any kind whatsoever, even if we have been advised of the likelihood of such loss or damage and regardless of the form of action, except to the extent caused by our willful misconduct or gross negligence.

MISCELLANEOUS

     This agreement shall be made in, governed by, and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     All information shall be sent to your address as above written or such other address as you may advise us in writing, or orally confirmed in writing.

     This agreement represents the entire understanding of the parties with respect to the subject matter hereof, superseded any and all prior understandings, oral or written, relating hereto and may not be changed orally. Any waiver or change of any of the provisions hereof must be in writing and signed by the parties hereto. The failure of either party hereto at any time to require performance by the other party of any provision hereof shall not affect the right of such party to require performance at any time thereafter.

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     If the foregoing terms and conditions are acceptable to you, please sign and return to us the counterpart of this letter of agreement.

                                          Very truly yours,

                                          MELLON INVESTOR SERVICES LLC

                                          By:
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                                          Title:
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                                          Date:
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ACCEPTED

WESTCORP

By:
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Title:
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Date:
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                                    WESTCORP

                                  FEE SCHEDULE

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
Information Agent Fee.......................................  $7,500
Outgoing Calls--Optional (Calls to Banks, Brokers and
Nominees included in base fee)..............................  $5.00 Per Call
Inbound Calls...............................................  $3.50 Per Call
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